EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT, effective the 1st day of December, 1994 by and between ROYCE LABORATORIES, INC., a Florida corporation (hereinafter called "Corporation), and Eugene Sokol (hereinafter called "Employee").

                              W I T N E S S E T H:

        WHEREAS, Corporation desires to obtain the services of Employee, and Employee desires to become employed by Corporation, upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

        1. EMPLOYMENT. Corporation hereby employs Employee and Employee hereby accepts such employment upon the terms and conditions hereinafter set forth.

        2. TERM OF EMPLOYMENT. The employment of Employee hereunder shall commence on December 1, 1994 and shall terminate on November 30, 1995 unless renewed or sooner terminated in the manner hereinafter provided. The employment of Employee hereunder shall be automatically renewed on December 1, 1995, of each subsequent year, unless terminated by the Corporation. Should the corporation decide to terminate the employment of Employee, the Corporation shall serve notice of its intention to terminate this Agreement not less than thirty (30) days prior to such termination.

        3. DUTIES OF EMPLOYEE. Employee agrees to serve the Corporation faithfully to the best of his ability under the direction of the Board of Directors and Officers of Corporation devoting his energies and skills, and all of his business time to his duties hereunder. The principal place of employment of Employee shall be at the offices of Corporation in Miami, Florida, or such other place as the parties so designate.

           It is the intention of the parties that the principal duties of Employee shall be to serve as Executive Vice President-Sales and Marketing. In such capacity, Employee shall perform such

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services which are not inconsistent with his position, promote the interests of
Corporation and render such managerial, administrative and other services as are normally associated with and incident to such position and as Corporation from time to time may require of him.

        4. REPRESENTATION BY EMPLOYEE. Employee hereby represents and warrants to the Corporation and its shareholders as follows:

           (a) There are no restrictions or covenants that the Employee is bound to, which would preclude Employee from performing his obligations hereunder;

           (b) Employee did not have a written employment agreement with his previous employer;

           (c) Employee has not entered into a non-competition agreement that would preclude him from performing his obligations hereunder; and

           (d) Employee will not unjustifiably interfere with any advantageous contractually or business relationship that his previous employer may have; and

           (e) Employee will devote his full time and use his best efforts on behalf of the Corporation.

        5. BASE SALARY. Corporation agrees to pay to Employee as compensation for all the services to be rendered by Employee during the period from December 1, 1994 through November 30, 1995, a base salary as adjusted below ("Base Salary") at the rate of $100,000.00 per annum, payable in accordance with the normal payroll practices of the Corporation. Notwithstanding the foregoing, the corporation may pay to Employee such other bonus at the sole discretion of the Company's President.

        6. BENEFITS. Employee shall be entitled to all benefits in accordance with the normal benefit policies of the Corporation, therein, such benefits shall include, but not be limited to, sick leave, policies of insurance covering the life of Employee, and stock benefit plan as adopted by Corporation. In addition, Employee shall be entitled to 3 weeks of paid vacation during each employment year. Furthermore, Employee shall receive a car allowance in the amount of $500.00 per month.

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        7. TERMINATION OF EMPLOYMENT.

           (a) Notwithstanding anything to the contrary contained in this Employment Agreement, the Corporation, by written notice to Employee, shall at all times have the right to terminate this Employment Agreement and all obligations herein, for cause. For the purposes of this Employment Agreement, the term "Cause" shall mean any action of Employee or any failure to act on the part of Employee which constitutes:

               (i) Fraud, embezzlement or any felony in connection with the Employee's duties as a principal employee of the Corporation or any subsidiary or affiliate of the Corporation or willful misconduct, act or moral turpitude or the commission of any other act which causes substantial economic or reputational injury to the Corporation or any such subsidiary or affiliate; or

               (ii) continuing conflict of interest or continuing failure to follow reasonable directions or instructions of the Board of Directors of the Corporation. A conflict of interest or a failure to follow directions of the Board of Directors of the Corporation shall be deemed to be continuing if Employee shall have received written notice thereof and shall not have terminated the conflict or the failure within a period of thirty (30) days after receipt of such notice.

           (b) Notwithstanding anything to the contrary contained in this Employment Agreement, the Corporation by written notice to the Employee shall at all times have the right to terminate the employment of the Employee under this Employment Agreement with one hundred eighty (180) days notice if Employee shall experience a Total Disability. For purposes of this Employment Agreement, the term "Total Disability" shall mean any mental or physical illness, condition, disability or incapacity as shall:

               (i) prevent executive from reasonably discharging his services and employment duties hereunder;

               (ii) be attested to in writing by a physician acceptable to the Corporation; and

               (iii) continue during any period of ninety (90) consecutive calendar days or periods aggregating one hundred eighty (180) calendar days in any calendar year. Total Disability shall be deemed to have occurred on the last day of such applicable period.

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           (c) this Employment Agreement shall automatically terminate upon the date of Employee's death.

        8. REPRESENTATION AND WARRANTY OF EMPLOYEE. Employee hereby represents and warrants that Employee is not a party to any agreement, contract or understanding which would in any way restrict or prohibit him from undertaking or performing any of his obligations hereunder in accordance with the terms and conditions of this Employment Agreement.

        9. REMEDIES. It is recognized and hereby acknowledged by the parties hereto that a breach or violation by Employee of any of the provisions contained in this Agreement will cause Corporation irreparable injury and damage, the monetary amount of which may be virtually impossible to ascertain. By reason of this, Employee acknowledges that Corporation shall be entitled, in addition to any other remedies it may have at law, to the remedies of injunction, specific performance and other equitable relief for a breach or violation by Employee of any of the provisions of this Employment Agreement. This Paragraph 9 shall not, however, be construed as a waiver of any of the rights which Corporation may have for damages, or otherwise.

       10. RESTRICTIVE COVENANTS; CONFIDENTIALITY.

           (a) Employee acknowledges that the services rendered by him are of a special and unusual character with a unique value to the Corporation, the loss of which cannot adequately be compensated by damages in an action at law. Accordingly, because of the confidential information to be obtained by or disclosed to the Employee, and that as a material inducement to the Corporation to enter into this Employment Agreement, Employee covenants and agrees as follows:

               (i) During Employee's employment he shall not without prior written approval of the board of directors of corporation, directly or indirectly engage in and shall have no interest in any business, firm, partnership or corporation, whether as an employee, officer, director, agent, security holder, creditor, consultant or otherwise, engage in any activity that is the same or similar to, or competitive with any activity now engaged within the primary business of the Corporation or which will be engaged in by the Corporation. The foregoing will not prohibit Employee from investing in public companies.

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               (ii) During Employee's employment he shall not without prior written consent of the board of directors of corporation, directly or indirectly, render services to or for any person, firm, or entity for compensation or engage in research, developing, manufacturing, testing or marketing or otherwise provide processing services for any drug with respect to which the corporation has submitted an Abbreviated New Drug Application, any dosage form of any of the drugs worked on by any employee of the Corporation while Employee was employed by the Corporation or any drug identified by the Corporation for future research and development.

           (b) In the course of his employment, it is anticipated that Employee shall have access to proprietary and confidential knowledge and information pertaining to the business of the corporation and its business methods, marketing information and methods, systems plans, policies and the functional know-how relating to the Corporation and any other business the Corporation becomes actively engaged in. Employee agrees that, during and after the term hereof, he shall not (otherwise than pursuant to his duties hereunder) disclose, to an unauthorized third party, any and all proprietary or confidential information or trade secrets, pertaining to the Corporation and its business methods, practices or affairs.

           (c) The provisions of this Paragraph 10 (b) shall survive the termination or expiration of this Employment Agreement.

           (d) Employee agrees and acknowledges that the restrictions contained herein are reasonable in scope and that adherence to same will not preclude Employee from meaningful employment.

       11. EMPLOYEE'S INVENTIONS. Employee acknowledges and agrees that all inventions, patents, patent applications, copyrights, research, development and formulas ("Inventions") related to the present or planned business of Corporation, which are conceived or reduced to practice by Employee during the period of Employee's employment or during a period of one hundred twenty (120) days after termination of such employment, whether or not done during Employee's regular working hours, are the sole property of Corporation. Moreover, Employee agrees that he will disclose promptly and in writing to Corporation all Inventions which are covered by this Agreement, and Employee hereby assigns and agrees to assign to Corporation or its nominee all of her right, title, and interest in and to such Inventions. Employee agrees not to disclose any of these Inventions to others without the express consent of Corporation.

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           Employee agrees, at any time during or after his employment, on request of Corporation, to execute specific assignments in favor of Corporation or its nominee of Employee's interest in any of the Inventions covered by this Agreement, as well as to execute all papers, render all assistance, and perform all lawful acts which Corporation considers necessary or advisable for the preparation, filing, prosecution, issuance, procurement, maintenance or enforcement of patent applications and patents of the United States and foreign countries for these Inventions, and for the transfer of any interest Employee may have. employee will execute any and all papers and documents required to vest title in Corporation or its nominee in the Inventions.

       12. COMPLETE AGREEMENT. This Employment Agreement constitutes the complete understanding among the parties hereto, and supersedes any and all prior agreements, memoranda, writings or oral understandings among the parties hereto with respect to the Subject matter hereof, and no alteration, amendment or modification of any of the terms and provisions hereof shall be valid unless made pursuant to an instrument in writing signed by all of said parties.

       13. SUCCESSORS AND ASSIGNS. All of the terms and provisions of this Employment Agreement shall inure to the benefit of and be binding upon the heirs, successors, personal representatives and assigns of the respective parties hereto. It is the intention of the parties that this agreement shall remain in effect in the event that Corporation is merged into another company, or is sold in a stock or asset sale.

       14. GOVERNING LAW. This Employment Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of Florida.

       15. NOTICES. All notices and other communications to be made, served or given pursuant to the terms of this Employment Agreement shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid, or personally delivered to the party to whom same is intended to be delivered as follows:

           If to Corporation: Royce Laboratories, Inc.
                              5350 N.W. 165 Street
                              Miami, Florida 33014

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           If to Employee:   Eugene Sokol
                             5350 N.W. 165 Street
                             Miami, Florida 33014

or at such different address as such party previously may have specified to the other by a notice sent in accordance with this paragraph 16.

       16. PARAGRAPH HEADINGS. The Paragraph headings set forth in this Employment Agreement are for reference purposes only and shall not be considered as part of this Employment Agreement in any respect nor shall they in any way affect the substance of any provisions contained in this Employment Agreement.

       17. SEVERABILITY. If any provision or portion thereof of this Employment Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision, or portion thereof, shall be of no force and effect, but the illegality or unenforceability of such provision, or portion thereof, shall be of no force and effect, but the illegality or unenforceability of such provision, or portion thereof, shall have no effect upon and shall not impair the enforceability of any other provision of this Employment Agreement.

           IN WITNESS WHEREOF, the parties hereto have duly executed this Employment Agreement the 5th day of December 1994.

CORPORATION:

ROYCE LABORATORIES, INC.                       EMPLOYEE:

By: /s/ PATRICK J. McENANY                     /s/ EUGENE SOKOL
   -----------------------------------         -------------------------------
   PATRICK J. McENANY                          EUGENE SOKOL
   PRESIDENT AND
   CHIEF EXECUTIVE OFFICER

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